NxStage Increases Revenue Guidance for Fourth Quarter and Full-Year 2013

LAWRENCE, MA, January 13, 2014 - NxStage® Medical, Inc. (Nasdaq: NXTM), a leading manufacturer of innovative dialysis products, today increased its revenue guidance for the fourth quarter and fiscal year ended December 31, 2013.
For the fourth quarter of 2013, the Company expects to deliver total revenue of approximately $69 million, above the top end of its previously announced guidance range for revenue to be between $67.0 to $68.5 million. This performance is expected to reflect approximately 12% growth in the Home when compared with the fourth quarter of 2012, as a result of solid domestic and international sales.
For the full-year 2013, the Company expects to deliver total revenue of approximately $263 million, above the top end of its previously announced guidance range for revenue to be between $261.0 to $262.5 million. Annual Home revenue growth for 2013 is expected to be approximately 7.5%, at the top end of the Company’s previously announced guidance range of 6.5 to 7.5% growth.
The Company also expects net loss for the fourth quarter and the full-year 2013 to be within its previous announced guidance ranges of $5 to $6 million and $18.5 to $19.5 million, respectively, subject to adjustments, including recent litigation settlement costs and certain international tax matters.
“As a result of continued traction with our strategic growth initiatives, Home revenue increased slightly ahead of our expectations in the quarter and we continue to target 15% annual revenue growth in the Home in 2014,” stated Jeffrey H. Burbank, Chief Executive Officer. “We also delivered solid revenue growth across our other businesses consistent with our guidance, and ended the year with over $80 million in cash.”
Management will be presenting at the 32nd Annual J.P. Morgan Healthcare Conference in San Francisco, CA on Wednesday, January 15th at 4:30 p.m. PST. A webcast of the presentation will be made available at http://ir.nxstage.com at the time of the presentation. The Company plans to announce its final audited financial results for the fourth quarter and fiscal year ended December 31, 2013 on Thursday, February 27, 2014 at 9:00 am ET.

About NxStage
NxStage Medical, Inc. (Nasdaq: NXTM) is a medical device company, headquartered in Lawrence, Massachusetts, USA, that develops, manufactures and markets innovative products for the treatment of ESRD and acute kidney failure. For more information on NxStage and its products, please visit the Company's website at www.nxstage.com.

Forward-Looking Statements
This release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this release that are not clearly historical in nature are forward-looking, and the words "anticipate," "believe," "expect," "estimate," "plan," and similar expressions are generally intended to identify forward-looking statements. Examples of these forward-

looking statements include statements as to the anticipated demand for the Company's products, anticipated operating results, including revenues, loss and other expectations as to future operating results. All forward-looking statements involve risks, uncertainties and contingencies, many of which are beyond NxStage's control, which may cause actual results, performance, or achievements to differ materially from anticipated results, performance or achievements, including market acceptance and demand for NxStage's products domestically and internationally, growth in home and/or more frequent hemodialysis, unanticipated difficulties in achieving operational efficiencies and cost reductions, changes in reimbursement for home and more frequent hemodialysis, changes in the regulatory environment, changes in the historical purchasing patterns and preferences of our customers, including DaVita Healthcare Partners Inc. and Fresenius Medical Care, including in response to NxStage's new centers of excellence initiative, and certain other factors that may affect future operating results and which are detailed in NxStage's filings with the Securities and Exchange Commission, including its Quarterly Report on Form 10-Q for the quarter ended September 30, 2013.
In addition, the statements in this press release represent NxStage's expectations and beliefs as of the date of this press release. NxStage anticipates that subsequent events and developments may cause these expectations and beliefs to change. However, while NxStage may elect to update these forward-looking statements at some point in the future, it specifically disclaims any obligation to do so, whether as a result of new information, future events, or otherwise. These forward-looking statements should not be relied upon as representing NxStage's expectations or beliefs as of any date subsequent to the date of this press release.
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Contact:
Kristen K. Sheppard, Esq.
Investor Relations
ksheppard@nxstage.com